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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in Amendment No. 1 to Registration Statement No. 333-30455 of our report dated February 7, 1997 (except for certain matters as to which the dates are February 9, 1997 and March 24, 1997), included in Gaylord Entertainment Company's Form 10-K, as amended, for the year ended December 31, 1996 and to all references to our Firm included in Amendment No. 1 to Registration Statement No. 333-30455.


                                                             ARTHUR ANDERSEN LLP

Nashville, Tennessee

July 14, 1997